EXHIBIT 99

Northrop Grumman Corporation Public Information 1840 Century Park East Los Angeles, California 90067-2199 Telephone (310) 553-6262 Fax (310) 556-4561

Contact:	Randy Belote (Media) (310) 201-3335
Gaston Kent (Investors) (310) 201-3423

For Immediate Release

NORTHROP GRUMMAN REPORTS

STRONG 2003 SECOND QUARTER RESULTS

Excellent Performance in Defense and Government Businesses

Earnings From Continuing Operations $1.09 Per Share

Sales Increase 57 Percent to $6.6 Billion

Operating Margin Up 10 Percent to $391 Million

Cash From Operations Totals $737 Million

2003 EPS Guidance for Continuing Operations Increased to $4.00-$4.25

LOS ANGELES — July 28, 2003 — Northrop Grumman Corporation (NYSE: NOC) today reported income from continuing operations of $207 million, or $1.09 per share, compared with $181 million, or $1.52 per share, for the same period of 2002. Second quarter 2003 earnings per share are based on weighted average diluted shares outstanding of 184.4 million versus 114.8 million for the second quarter of 2002. Sales for the 2003 second quarter increased to $6.6 billion from $4.2 billion for the same period of 2002.

The 2003 second quarter pension expense totaled $140 million compared with $22 million of pension income for the 2002 second quarter. The CAS pension expense increased to $66 million from $23 million for the comparable period of 2002. Total operating margin for the 2003 second quarter increased 10 percent to $391 million from

NORTHROP GRUMMAN REPORTS

STRONG 2003 SECOND QUARTER RESULTS

$354 million in the same period a year ago, reflecting increased operating margins from our segments, offset by pension expense.

Companywide, contract acquisitions increased 36 percent to $5.2 billion in the 2003 second quarter from $3.8 billion reported for the same period a year ago, primarily due to contributions from the Mission Systems and Space Technology segments. The company’s business backlog increased 19 percent to $25.9 billion at June 30, 2003, from $21.7 billion reported a year earlier.

The 2003 second quarter results reflect contributions from the company’s two new operating segments, Mission Systems and Space Technology, and double-digit growth in sales and operating margin at its Electronic Systems, Information Technology and Integrated Systems segments. The results also include a $68 million pre-tax charge on Ships’ commercial Polar Tanker program.

Ronald D. Sugar, Northrop Grumman’s chief executive officer and president said, “We are very pleased with the excellent operating results of all our defense and government businesses, reflecting the strength and depth of the new Northrop Grumman. Both heritage and recently acquired companies contributed significantly to today’s results. Despite the charge on the Polar Tanker program, we were able to deliver a very strong quarter, including solid cash flow, and to increase 2003 earnings per share guidance.

“We are optimistic about Northrop Grumman’s future growth and our ability to capitalize on the Department of Defense’s 21st century transformation agenda. From the production of the most sophisticated sensors to the integration of systems-of-systems—from undersea to cyberspace—Northrop Grumman is uniquely positioned to shape and support the network-centric warfare future envisioned by our customers,” Sugar added.

NORTHROP GRUMMAN REPORTS

STRONG 2003 SECOND QUARTER RESULTS

Guidance for 2003/2004

The company expects 2003 sales to be $25-$26 billion. The range of earnings from continuing operations is now projected to be $4.00-$4.25 per share, up from previous guidance of $3.80-$4.20 per share. Before the March 2003 $1.0 billion B-2 tax payment, cash from operations for 2003 is expected to be between $1.1-$1.3 billion. For 2004, sales are expected to be $28-$29 billion, with solid double-digit earnings per share growth, assuming pension costs are the same as 2003. Cash from operations for 2004 is expected to total approximately $1.5 billion.

Segment Results

Electronic Systems segment sales for the 2003 second quarter increased 16 percent to $1.5 billion from $1.3 billion in the second quarter of 2002. Operating margin for the 2003 second quarter increased 36 percent to $148 million from $109 million from the comparable 2002 period. Electronic Systems results reflect increased deliveries in Aerospace Electronic Systems on the F/A-22, Apache Longbow and F-16 programs and increased volume and improved performance on C4ISR&N programs.

Ships, which includes the financial results of the Newport News and Ship Systems sectors, increased sales 19 percent to $1.4 billion for the 2003 second quarter, compared with sales of $1.2 billion for the 2002 second quarter. The sales growth reflects increased revenue on the DDX program, included in the Surface Combatant business area, and on the LPD program, included in the Amphibious and Auxiliary business area. Operating margin was $23 million in the 2003 second quarter compared with $85 million for the same period last year, reflecting a $68 million pre-tax charge to operating margin on the commercial Polar Tanker program. The charge includes cost growth on the third tanker due to unusual weather delays and rework. The third tanker was delivered to the customer

NORTHROP GRUMMAN REPORTS

RECORD 2003 SECOND QUARTER RESULTS

July 21. The charge also includes increased estimates to complete the final two ships to reflect more modest improvements in labor productivity and higher overhead costs than previously expected. The fourth ship is approximately 75 percent complete and is scheduled to deliver in late 2004. The fifth and last ship is approximately 35 percent complete and is scheduled to deliver in late 2005.

Information Technology sales in the 2003 second quarter increased 11 percent to $1.2 billion compared with sales of $1.0 billion for the same period of 2002, reflecting strong growth in all business areas. Operating margin for the quarter increased 63 percent to $67 million compared with $41 million reported in the 2002 second quarter, reflecting increased revenues and a higher operating margin rate on the Government Information Technology business. The 2002 second quarter results included a $16 million loss provision on a contract relating to Oracle’s Enterprise Licensing Agreement with the State of California.

Integrated Systems sales increased 19 percent to $1.0 billion in the second quarter of 2003 compared with $829 million for the same 2002 period. Operating margin for the 2003 second quarter increased 23 percent to $123 million from $100 million in the same 2002 period. Integrated Systems results reflect increased F-35, E2C, and Global Hawk sales and operating margin, which were partially offset by lower Joint STARS volume.

Mission Systems reported 2003 second quarter sales of $1.1 billion. Operating margin for the 2003 second quarter totaled $74 million, led by its Command, Control & Intelligence Systems and Missile Systems business areas.

Space Technology reported 2003 second quarter sales of $733 million, led by its Intelligence, Surveillance & Reconnaissance and Civil Space business areas. Operating margin for the 2003 second quarter totaled $55 million, led by its Civil Space business area.

NORTHROP GRUMMAN REPORTS

RECORD 2003 SECOND QUARTER RESULTS

Northrop Grumman’s total debt at June 30, declined to $6.6 billion from $9.6 billion at Dec. 31, 2002, primarily reflecting the successful execution of the company’s plan to reduce the acquired fixed-rate TRW debt, and the $1.0 billion B-2 tax payment in March 2003. Interest expense for the second quarter of 2003 increased to $119 million from $105 million for the 2002 second quarter. Net debt to total capital at June 30, 2003, decreased to 30 percent from 34 percent at the end of 2002. The company’s cash provided by operations for the 2003 second quarter totaled $737 million. Cash provided by operations for the 2002 second quarter was $572 million.

About Northrop Grumman

Northrop Grumman Corporation, is a $25 billion global defense company, headquartered in Los Angeles, Calif. Northrop Grumman provides a broad array of technologically advanced, innovative products, services and solutions in systems integration, defense electronics, information technology, advanced aircraft, shipbuilding and space technology. The company employs approximately 120,000 employees and operates in all 50 states and 25 countries and serves U.S. and international military, government and commercial customers.

Note: Certain statements and assumptions in this release contain or are based on “forward-looking” information (that Northrop Grumman believes to be within the definition in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties, and include, among others, statements in the future tense, and all statements accompanied by terms such as “project,” “expect,” “estimate,” “assume,” “guidance” or variations thereof. This information reflects the company’s best estimates when made, but the company expressly disclaims any duty to update this information if new data becomes available or estimates change after the date of this release.

Such “forward-looking” information is based on numerous assumptions and uncertainties, many of which are outside Northrop Grumman’s control. These include Northrop Grumman’s ability to successfully integrate its acquisitions including TRW, to realize the preliminary estimates for accounting conformance and purchase accounting valuations for TRW which will be finalized in the 2003 fourth quarter and which may materially vary from these estimates, assumptions with respect to future revenues, expected program performance and cash flows, returns on pension plan assets and variability of pension actuarial and related assumptions, the outcome of litigation and appeals, environmental remediation, divestitures of businesses, successful reduction of debt, successful negotiation of contracts with labor unions, effective tax rates and timing and

NORTHROP GRUMMAN REPORTS

RECORD 2003 SECOND QUARTER RESULTS

amounts of tax payments, and anticipated costs of capital investments, among other things. Northrop Grumman’s operations are subject to various additional risks and uncertainties resulting from its position as a supplier, either directly or as subcontractor or team member, to the U.S. Government and its agencies as well as to foreign governments and agencies; actual outcomes are dependent upon factors, including, without limitation, Northrop Grumman’s successful performance of internal plans; government customers’ budgetary constraints; customer changes in short-range and long-range plans; domestic and international competition in both the defense and commercial areas; product performance; continued development and acceptance of new products; performance issues with key suppliers and subcontractors; government import and export policies; acquisition or termination of government contracts; the outcome of political and legal processes; legal, financial, and governmental risks related to international transactions and global needs for military aircraft, military and civilian electronic systems and support, information technology; naval vessels, space systems and related technologies, as well as other economic, political and technological risks and uncertainties and other risk factors set out in Northrop Grumman’s filings from time to time with the Securities and Exchange Commission, including, without limitation, Northrop Grumman reports on Form 10-K and Form 10-Q.

Northrop Grumman will webcast its security analyst conference call at 2 p.m. EDT Monday July 28, 2003. A live audio broadcast of the conference call will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.

0703-236

Members of the news media may receive our releases via e-mail by registering at:

http://www.northropgrumman.com/cgi-bin/regist_form.cgi

LEARN MORE ABOUT US: Northrop Grumman news releases, product information, photos and video clips are available on the Internet at: http://www.northropgrumman.com

SCHEDULE 1

NORTHROP GRUMMAN CORPORATION

FINANCIAL HIGHLIGHTS

($ in millions, except per share)

	SECOND QUARTER		FIRST SIX MONTHS
	2003	2002	2003	2002
OPERATING RESULTS HIGHLIGHTS
Total acquisitions	$5,240	$3,841	$12,330	$9,451
Total sales	6,627	4,231	12,493	8,162
Total operating margin	391	354	719	667
Income from continuing operations before cumulative effect of accounting change	207	181	381	330
Net income (loss)	205	182	458	(101)
Diluted earnings per share from continuing operations before cumulative effect of accounting change	1.09	1.52	2.00	2.79
Diluted earnings (loss) per share	1.08	1.53	2.42	(.99)
Net cash provided by (used in) operating activities	737	572	(375)	473

	Jun 30, 2003 [1]	Dec 31, 2002
BALANCE SHEET HIGHLIGHTS
Cash and cash equivalents	$268	$1,412
Accounts receivable	2,980	2,889
Inventoried costs	1,226	1,091
Property, plant and equipment, net	3,920	3,605
Total debt	6,582	9,623
Net debt [2]	6,314	8,211
Mandatorily redeemable preferred stock	350	350
Shareholders’ equity	14,670	14,322
Total assets	33,988	42,266
Net debt to capitalization ratio [3]	30%	34%

[1]	Includes preliminary estimates of the fair market value of the assets acquired and liabilities assumed and the related allocations of the purchase price related to the TRW acquisition. Final valuations and allocations, which are expected to be completed by December 31, 2003, may differ from the amounts included herein.

[2]	Total debt less cash and cash equivalents

[3]	Net debt divided by the sum of shareholders' equity and total debt

SCHEDULE 2

NORTHROP GRUMMAN CORPORATION

OPERATING RESULTS

($ in millions, except per share)

	CONTRACT ACQUISITIONS				FUNDED ORDER BACKLOG
	SECOND QUARTER		FIRST SIX MONTHS		JUNE 30
	2003	2002	2003	2002	2003	2002
Electronic Systems	$1,336	$1,164	$2,914	$2,589	$6,559	$5,985
Ships	857	1,207	1,725	3,054	9,506	10,592
Information Technology	1,116	1,004	2,404	2,077	1,746	1,548
Mission Systems	729	—	2,005	—	2,741	—
Integrated Systems	870	580	2,507	1,890	4,441	3,777
Space Technology	643	—	1,410	—	1,337	—
Intersegment Eliminations	(311)	(114)	(635)	(159)	(440)	(212)

Total Segments	$5,240	$3,841	$12,330	$9,451	$25,890	$21,690

	NET SALES				OPERATING MARGIN
	SECOND QUARTER		FIRST SIX MONTHS		SECOND QUARTER		FIRST SIX MONTHS
	2003	2002	2003	2002	2003	2002 *	2003	2002 *
Electronic Systems	$1,512	$1,299	$2,850	$2,500	$148	$109	$269	$199
Ships	1,379	1,157	2,580	2,234	23	85	98	152
Information Technology	1,155	1,036	2,247	1,965	67	41	129	91
Mission Systems	1,083	—	2,012	—	74	—	130	—
Integrated Systems	988	829	1,804	1,636	123	100	210	193
Space Technology	733	—	1,381	—	55	—	87	—
Intersegment Eliminations	(223)	(90)	(381)	(173)

Total Segments	$6,627	$4,231	$12,493	$8,162	490	335	923	635

Reconciliation to operating margin [1]
Unallocated expenses					(22)	(22)	(52)	(53)
Pension (expense) income					(140)	22	(280)	46
Reversal of CAS pension expense included above					66	23	137	49
Reversal of royalty income included above					(3)	(4)	(9)	(10)

Operating margin					391	354	719	667
Interest income					17	2	29	4
Interest expense					(119)	(105)	(263)	(214)
Other income, net					11	10	28	20

Income from continuing operations before income taxes and cumulative effect of accounting change					300	261	513	477
Federal and foreign income taxes					93	80	132	147

Income from continuing operations before cumulative effect of accounting change					207	181	381	330
Income from discontinued operations, net of tax					2	1	82	1
Loss on disposal of discontinued operations, net of tax					(4)	—	(5)	—

Income before cumulative effect of accounting change					205	182	458	331
Cumulative effect of accounting change					—	—	—	(432)

Net income (loss)					$205	$182	$458	$(101)

Diluted earnings (loss) per share
Continuing operations before cumulative effect of accounting change					$1.09	$1.52	$2.00	$2.79
Income from discontinued operations					.01	.01	.45	.01
Loss on disposal of discontinued operations					(.02)	—	(.03)	—

Before cumalative effect of accounting change					1.08	1.53	2.42	2.80
Cumulative effect of accounting change					—	—	—	(3.79)

Diluted earnings (loss) per share					$1.08	$1.53	$2.42	$(.99)

*	Certain prior year amounts have been reclassified to conform to the 2003 presentation.

1	Pension expense is included in determining the sectors' operating margin to the extent that the cost is currently recognized under government Cost Accounting Standards (CAS). In order to reconcile from segment operating margin to total company operating margin, these amounts are reported under the caption "Reversal of CAS pension expense included above." Total GAAP pension income or expense is reported separately as a reconciling item under the caption "Pension (expense) income." The reconciling item captioned "Unallocated expenses" includes unallocated corporate expenses, state tax provisions, and other retiree benefit expenses.

8

SCHEDULE 3

NORTHROP GRUMMAN CORPORATION

ADDITIONAL SEGMENT INFORMATION

($ in millions)

	SECOND QUARTER		FIRST SIX MONTHS
	2003	2002 *	2003	2002 *
Electronic Systems
Aerospace Electronic Systems	$455	$399	$837	$709
C4ISR&N	314	267	593	521
Defensive Electronic Systems	192	205	406	384
Navigation Systems	182	159	365	325
Space Systems	138	105	248	221
Other	231	164	401	340

	1,512	1,299	2,850	2,500

Ships
Aircraft Carriers	528	491	998	970
Surface Combatants	371	191	692	380
Amphibious & Auxiliary	265	216	468	389
Submarines	160	154	292	285
Commercial & International	19	83	55	154
Services & Other	36	50	75	109
Intrasegment Eliminations	—	(28)	—	(53)

	1,379	1,157	2,580	2,234

Information Technology
Government Information Technology	770	674	1,467	1,276
Enterprise Information Technology	180	167	362	305
Technology Services	170	162	342	314
Commercial Information Technology	66	49	133	106
Intrasegment Eliminations	(31)	(16)	(57)	(36)

	1,155	1,036	2,247	1,965

Mission Systems
Command, Control & Intelligence	413		767
Missile Systems	301		514
Federal & Civil Information Systems	199		408
Technical Services	177		342
Intrasegment Eliminations	(7)		(19)

	1,083		2,012

Integrated Systems
Air Combat Systems	603	470	1,110	957
Airborne Early Warning/Electronic Warfare	248	187	427	355
Airborne Ground Surveillance/Battle Management	139	174	269	326
Intrasegment Eliminations	(2)	(2)	(2)	(2)

	988	829	1,804	1,636

Space Technology
Intelligence, Surveillance, & Reconnaissance	226		405
Satellite Communications	116		248
Civil Space	128		245
Missile Defense	103		187
Radio Systems	95		180
Technology	65		116

	733		1,381

Intersegment Eliminations	(223)	(90)	(381)	(173)

Total Sales	$6,627	$4,231	$12,493	$8,162

* Certain prior year amounts have been reclassified to conform to the 2003 presentation.

AMORTIZATION OF PURCHASED INTANGIBLES
Electronic Systems	$22	$21	$43	$43
Ships	11	2	21	22
Information Technology	5	5	10	10
Mission Systems	7	—	16	—
Integrated Systems	3	3	7	7
Space Technology	9	—	17	—

	$57	$31	$114	$82